ASSET PURCHASE AGREEMENT

      THIS AGREEMENT made this ____ day of April 2006, by and among WHITCO COMPANY, L.P., a Texas limited partnership ("Seller"), AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation, (or its assignee pursuant to Section 8.7 below) ("Purchaser"), and Laurus Master Fund, Ltd., a Cayman Islands corporation ("Laurus") (solely for purposes of Section 2.4 hereof).

      WHEREAS, on March 15, 2006 (the "Filing Date") Seller filed a Petition under Chapter 11 of Title 11 of the United States Code ("Bankruptcy Code") case number: 06-40721-RFN-11 in the Bankruptcy Court (as defined below) and since that time Seller has remained in possession of certain of its property and is attempting to preserve its assets pending the sale contemplated herein;

      WHEREAS, pursuant to a series of debt instruments, the Seller as of March 15, 2006 was indebted to Laurus in an aggregate amount of $3,481,019.18, exclusive of fees, costs and charges;

      WHEREAS, on March 24, 2006 the Bankruptcy Court entered a Consent Order
(i) Authorizing Use of Cash Collateral, (ii) Providing Adequate Protection under 11 U.S.C. Sections 105, 361 and 363, and (iii) Providing for Stay Relief under 11 U.S.C. Section 362(d) (the "March 24 Order");

      WHEREAS, pursuant to the March 24 Order, Laurus holds a valid perfected first priority lien and security interest in all of the assets of Seller which liens secure a claim in the amount of $3,481,019.34 as of the Filing Date (the "Laurus Secured Claim"), exclusive of fees, costs and charges provided for in the Loan Documents (as defined in the March 24 Order);

      WHEREAS, the parties hereto desire that substantially all of the assets of Seller be sold to Purchaser and that certain contracts to which Seller is a party be assumed and assigned, pursuant to this Agreement;

      WHEREAS, in consideration of the assignment to Laurus of the purchase price for the Assets (as defined in Section 1.1 below), Laurus is willing to agree to the sale of the Assets pursuant to this Agreement free and clear of the Laurus Secured Claim so long as it is afforded the rights and protections set forth herein; and

      NOW THEREFORE, for valuable consideration, including the mutual representations, warranties and covenants herein contained, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   DEFINITIONS

      "Assets" has the meaning set forth in Section 1.1 hereto.

      "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of Texas (Ft. Worth Division).

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

      "GAAP" means United States generally accepted accounting principles as used by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, consistently applied and maintained.

      "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, marketing, and business data, pricing and costs information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

      "Security Interest" means any lien, mortgage, pledge, security interest, encumbrance, charge, or other lien.

      "Taxes" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or additional charge thereto, whether disputed or not.

                                    ARTICLE I

   PURCHASE AND SALE OF ASSETS; ASSIGNMENT AND ASSUMPTION OF CERTAIN CONTRACTS

      1.1 Purchased Assets. Subject to and upon the terms and conditions set forth herein, the Seller agrees to and will sell, transfer, assign and deliver to the Purchaser at the Closing (as hereinafter defined), and the Purchaser agrees to and will purchase, acquire and take assignment and delivery of, all the assets of the Seller except for the "Excluded Assets" described in Section
1.3 below (the "Assets"). Without limiting the foregoing, the Assets shall include, but not be limited to (a) all inventory, work in progress, equipment, machinery and other tangible personal property utilized by the Seller's business prior to its bankruptcy filing, (b) all of the Seller's licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any governmental or regulatory authority as shall exist as of the Closing Date; (c) all telephone numbers utilized by the Seller, (c) all customer deposits and other prepaid expenses;
(d) all goodwill and going-concern value relating to the Seller as shall exist as of the Closing Date, (e) all of the Seller's Intellectual Property, (f) all cash and cash equivalents of Seller existing on or after March 25, 2006, except any cash or cash equivalents derived from accounts receivable or other assets that arose from the operation of the Seller's business on or prior to March 24, 2006, all accounts receivable of Seller arising from the operation of the Seller's business from and after March 25, 2006 in excess the first $41,800 of such accounts receivables, (h) all books and records of Seller and (g) all other assets of the Seller as shall exist as of the Closing date other than "Excluded Assets" as specifically defined in Section 1.3 below.

      1.2 Assignments and Assumption of Certain Contracts.

            1.2.1 Bankruptcy Filing. Seller shall forthwith take all actions necessary to seek an order from the Bankruptcy Court authorizing Seller to assume the executory contracts necessary to preserve the value of the Assets to be identified by the parties hereto (the "Assumed Contracts") which Assumed Contracts includes those Assumed Contracts identified in Exhibit 1.2.1 hereto. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the liabilities actually undertaken by it by order of the Bankruptcy court and is not assuming any other liability or obligation of Seller (or any predecessor of Seller or any prior owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter.

            1.2.2 Taxes and Prorations. Seller shall be responsible for all ad valorem taxes or assessments relating to the Assets for taxable periods up to and including the Closing Date, regardless of when the same shall become due and payable, and such taxes shall be pro-rated between Seller and Purchaser as of the Closing Date or within a reasonable time thereafter. All expense items including but not limited to insurance, rents, utility charges, and any prepaid agreements shall be prorated between Seller and Purchaser as of the Closing Date.

            1.2.3 Other Closing Costs. Seller and Purchaser shall each remain liable for their own closing expenses including attorney's fees.

      1.3 Excluded Assets. Anything to the Contrary in Sections 1.1 notwithstanding, the Purchased Assets shall exclude:

            1.3.1 Claims for relief under any of the avoiding powers provided for under Chapter 5 of the Bankruptcy Code.

            1.3.2 Employee Benefit Plans of the Seller.

            1.3.3 The originals of all of Seller's partnership books and records provided, however, that copies of all such records shall be included in the Assets sold to Purchaser.

            1.3.4 All cash of the Seller as of close of business on March 24, 2006 and any cash derived from accounts receivable of Seller created on or before March 24, 2006.

            1.3.5 All accounts receivable of the Seller created on or before March 24, 2006.

            1.3.6 The proceeds of accounts receivable of Seller created after March 24, 2006 in an aggregate amount of $41,800.00.

                                   ARTICLE II

                                 PURCHASE PRICE

      2.1 Purchase Price. The purchase price due from Purchaser to Seller for the sale of the Assets and the assumption and assignment of the Assumed Contracts shall consist of (i) a warrant to purchase 3,750,000 shares of Purchaser common stock in the form attached hereto as Exhibit 2 (the "Warrant") which shall have a deemed value for purposes of this Agreement of $1,500,000;
(ii) a credit in the full amount due as of the Closing date on a DIP loan to be made by Purchaser to Seller; and (iii) all amounts necessary to cure any defaults under any of the Assumed Contracts (the "Purchase Price").

      2.2 Allocation of the Purchase Price Among the Purchased Assets. The Purchase Price shall be allocated, for tax purposes, among each item or class of the Assets pursuant to Exhibit 2.2 hereof. The Seller and the Purchaser agree that they will prepare and file any notice or other filings required pursuant to
Section 1060 of the Internal Revenue Code of 1986, as amended, and that any such notices or filings will be prepared based on such tax allocation of the Purchase Price.

      2.3 Employment of Seller's Personnel. The Seller will use its good faith best efforts to persuade its employees to make themselves available for employment by the Purchaser. Any employment of Seller's personnel by Purchaser shall be in the sole discretion of Purchaser in the exercise of its business judgment. It is not the intent of this section to make Seller's employees third party beneficiaries to this Agreement. Purchaser is not assuming any of Seller's employment liabilities that have accrued, including but not limited to, unpaid FICA, FUTA, unemployment tax, pension or profit sharing plan contributions, employee fringe benefits, bonuses or incentive programs of any type or accrued and/or unpaid vacation time or allowances, nor is Purchaser acquiring any interest or obligation under any Employee Benefit Plans of Seller.

      2.4 Consent of Laurus. Laurus agrees that on the Closing Date, it will consent to the sale of the Assets to the Purchaser free and clear of the Laurus Secured Claim in consideration of the following:

      (a) The assignment to Laurus by the Seller of the Warrant pursuant to an assignment agreement in form and substance satisfactory to Laurus, which Seller hereby agrees to execute and deliver at the Closing; and

      (b) Purchaser's covenant pursuant to this Section 2.4(b) that it will use reasonable best efforts to collect for the benefit of Laurus the Seller's accounts receivable that arose from operation of the Seller's business on or before March 24, 2006 (the "Laurus Receivables") and shall remit such collections to Laurus on a weekly basis. Purchaser shall provide Laurus with a statement on a weekly basis setting forth the amount collected, the remaining uncollected portion of the Laurus Receivables and an aging for the Laurus Receivables. Payments received for any of Seller's accounts receivable shall be credited against the oldest customer invoices. In addition, Purchaser covenants that the first $41,800.00 of accounts receivable that it creates from and after March 25, 2006 shall be collected by the Purchaser for the benefit of Laurus and shall promptly be remitted to Laurus in repayment of Laurus' advance of such amount to the Seller after the Filing Date. At any time on notice to Purchaser, Laurus may take over the collection of the Laurus Receivables.

                                   ARTICLE III

                       BANKRUPTCY COURT APPROVAL; CLOSING

      3.1 Filings with Bankruptcy Court. Promptly after the execution of this Agreement, but in no event later than three days thereafter, Seller shall file with the Bankruptcy Court a motion for approval of this Agreement in a form reasonably acceptable to Purchaser and Laurus, which shall include approval of the sale of the Assets, free and clear of all liens, claims, encumbrances and interests, and of the assumption and assignment of the Assumed Contracts.

            3.1.1 Entry of Order. An order of the Bankruptcy Court approving the sale and any applicable assumption and assignment of the Assumed Contracts shall be entered not later than 30 calendar days after the Motion requesting such sale order has been filed (the "Sale Order"). If the Sale Order is not entered within that period of time, then there shall be a failure of a condition precedent to Purchaser's obligations herein, and Purchaser may terminate this Agreement without further obligation hereunder. The Sale Order shall contain a provision pursuant to Bankruptcy Code Section 363(m) that the reversal or modification thereof on appeal does not affect the validity of such sale to Purchaser and shall further provide that the Bankruptcy Court will retain jurisdiction with respect to disputes between the parties hereto relating to this Agreement.

      3.2 Press Release. Seller and Purchaser shall issue a joint press release upon the execution of this Agreement. The content of any such press release shall be reasonably agreed upon by both Seller and Purchaser. No press release will be issued by either Seller or Purchaser unless a reasonable effort is made to agree upon the content thereof.

      3.3 Closing. The parties shall close (the "Closing") the transaction contemplated by this Agreement (the "Transaction") as soon as reasonably practical after the entry of the Sale Order. The Closing shall take place at the offices of Seller or by facsimile and overnight courier for the convenience of the parties. All computations, adjustments, and transfers for the purposes herein shall be effective as of 12:01 a.m. on the date of Closing (the "Closing Date"). Time is of the essence of this Agreement.

      3.4 Closing Documents to be Delivered by Seller. At the Closing and thereafter, at no cost or expense to the Seller, if reasonably requested by Purchaser, the Seller shall tender to Purchaser fully executed deeds, affidavits, assignments, bills of sale and other documentation as Purchaser's attorneys may reasonably require for all Assets, including, but not limited to, the following items:

            3.4.1 Bill of Sale covering the Assets being conveyed.

            3.4.2 Assignments of exectory agreements and other contracts as required by Section 1.2.1.

            3.4.3 Actual possession of the Assets.

            3.4.4 All of Seller's books and records and the executed originals of all lease agreements, service contracts, warranties, maintenance agreements and other documents affecting the Assets.

            3.4.5 Such other documents as may be reasonably requested by Purchaser in connection with the conveyance of the Assets and the continued effective operation thereof.

      3.5 Closing Documents To Be Delivered By Purchaser. At Closing, the Purchaser shall tender to Seller such documentation as Seller's attorneys may reasonably require in connection with the sale of the Assets, including, but not limited to, the following items:

            3.5.1. The Warrant and a related Registration Rights Agreement substantially in the attached hereto as Exhibit 3 and Purchaser's consent to the assignment of the Warrant and related Registration Rights Agreement to Laurus.

            3.5.2. An Assignment and Assumption Agreement in form and substance satisfactory to the Seller pursuant to which the Purchaser agrees to assume all liabilities and obligations of the Seller under the Assumed Contracts.

            3.5.3. Such other documents as may be reasonably requested by Seller in connection with the sale of the Assets pursuant to the terms hereof.

                                   ARTICLE IV

                                 LIEN-FREE SALE

      4.1 Upon the Closing and subject to the assignment to Laurus of the Warrant and the Registration Rights Agreement, all right, title and interest in and to the Assets shall be immediately vested in Purchaser, free and clear of any and all liens, claims, encumbrances and interests of any type whatsoever, pursuant to Bankruptcy Code Sections 363(b) and (f) (other than liabilities assumed by Purchaser pursuant to Section 1.2 of this Agreement).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      5.1 Representations and Warranties of Seller. In addition to any warranties and representations otherwise contained herein, Seller also represents and warrants to Purchaser as of the date hereof and on the Closing Date as follows:

            5.1.1 Title. Seller owns, and has good and marketable title, to the Assets to be transferred by Seller pursuant to this Agreement.

            5.1.2 Intellectual Property.

            5.1.3.1 To the best of Seller's knowledge, information and belief, Seller has title to or has the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property necessary for the operation of the businesses of the Seller as conducted prior to bankruptcy and as presently proposed to be conducted and each item of Intellectual Property owned or used by Seller immediately prior to the bankruptcy hereunder will be owned or available for use by the Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder.

            5.1.3.2 Seller has no knowledge that Seller has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the employees with responsibility for Intellectual Property matters of Seller has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation, or violation. To the knowledge of the Seller and employees with responsibility for Intellectual Property matters of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

            5.1.4 Leases. Seller has delivered to the Purchaser correct and complete copies of the real estate leases of Seller (as amended to date) (the "Leases"). With respect to each of the Leases, if such lease is an Assumed Contract and subject to Purchaser's payment of any cure amount, Seller warrants that:

            5.1.4.1 The lease is legal, valid, binding, enforceable and has not been terminated.

            5.1.4.2 The lease will continue to be legal, valid, binding, enforceable and will not be terminated as of the Closing.

            5.1.4.3 Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold.

            5.1.4.4 To the best of Seller's knowledge, information and belief, all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

            5.1.5 Violations, Suits, Etc. Seller has no knowledge that Seller is in violation of any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Seller has no knowledge, except to the extent set forth on Exhibit 5.1.5, of any (1) claims, actions, suits or proceedings instituted or filed and, (2) any claims, actions, suits or proceedings threatened presently or which in the future may be threatened by any federal, state, municipal or other governmental department, commission, board, court, bureau, agency or instrumentality wherever located. Seller has no knowledge that the execution and the delivery of this Agreement, or the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to hereinabove), will violate in any material respect any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws. To the best of the Seller's knowledge, information and belief, except for the approval of the Bankruptcy Court, the Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

            5.1.6 Financial Statements. Seller has provided Purchaser with the financial statements affixed hereto as Exhibit 5.1.6 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, are materially correct, accurate and complete as of their dates and as of the date hereof, and are consistent with the books and records of the Seller (which books and records are correct and complete).

            5.1.7 [Omitted]

            5.1.8 Present Status. Since the most recent Financial Statements, and except as provided for in Seller's bankruptcy filings and the March 24 Order, the Seller has not sold or transferred any of its assets except sales from inventory in the ordinary course of business and except sales of warehouse inventory; suffered any material damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business or prospects; waived any rights of substantial value; nor entered into any transaction other than in the ordinary course of business.

            5.1.9 Operations Until Closing. Between the date of this Agreement and the Closing Date, and subject to the availability of financing, the Seller shall:

            5.1.9.1 Operate in the ordinary and normal course of business, including, but not limited to, maintaining normal levels of inventory.

            5.1.9.2 Use Seller's reasonable best efforts to maintain the Assets in as good working order and condition as at present, ordinary wear and tear excepted.

            5.1.9.3 Keep in full force and effect until Closing present insurance policies or other comparable insurance coverage.

            5.1.9.4 Not, without Purchaser's consent, enter into any contracts or obligations, other than those in the normal and ordinary course of business.

            5.1.9.5 Not sell, assign, lease or otherwise transfer or dispose of the Assets except in the normal and ordinary course of business.

            5.1.9.6 Not enter into any employment contracts which are not terminable at will.

            5.1.9.7 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Purchaser in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's covenants as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such covenant had such covenant been made as of the time of occurrence or discovery of such fact or condition.

            5.1.10 Organizational Representations and Warranties of Seller. Seller represents and warrants as follows:

            5.1.10.1 Seller is a limited partnership validly existing and in good standing under the laws of the State of Texas.

            5.1.10.2 The execution and delivery of this Agreement by Seller has been duly authorized pursuant to the terms of Seller's partnership agreement and, on the Closing Date, Seller, subject to the entry of the Sale Order, will have all necessary power and authority to consummate the transactions provided herein.

            5.1.10.3 The individual(s) whose signatures are affixed hereto have the necessary power and authority to bind the Seller.

            5.1.11 Access to Records. The Seller will afford the Purchaser access to all its business operations, properties, books, files, and records, and will cooperate in the Purchaser's examination thereof. No such examination, however, shall constitute a waiver or relinquishment by the Purchaser of its right to rely upon the Seller covenants, representations, and warranties as made herein or pursuant hereto. Until the Closing, the Purchaser will hold in confidence all information so obtained, except as hereinafter provided, and any document or instrument heretofore or hereafter obtained by the Purchaser in connection herewith shall be held on an express trust for and on behalf of the Seller, except as hereinafter provided.

            5.1.12 Compliance. Through the Closing Date, the Seller will use its best efforts to cause its employees to comply with all applicable provisions of this Agreement.

            5.1.13 Environment, Health and Safety

            5.1.13.1 To the best of Seller's knowledge, information and belief, Seller has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

            5.1.13.2 Except as disclosed on Schedule 5.1.13, Seller has no knowledge of any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-To Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any federal, state or local government (or agency thereof, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment (collectively, the "Environmental Laws").

            5.1.13.3 Except as disclosed on Schedule 5.1.13, Seller has no knowledge of any liability (and Seller, to its knowledge, has not handled or disposed of any substance, arranged for the disposal of any substance or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against Seller giving rise to any material liability) for damage to any site, location or body of water (surface or subsurface) or for illness or personal injury.

            5.1.13.4 Except as disclosed on Schedule 5.1.13, Seller has no knowledge of any liability under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state or local government (or agency thereof) concerning employee health and safety.

      Further, Seller agrees to provide Purchaser with any hazardous or toxic waste evaluations which have been prepared by a private engineer, business, or a governmental entity, in the Seller's possession or control.

      5.2 Representations and Warranties of Purchaser.

            5.2.1 Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

            5.2.2 The execution and delivery of this Agreement by Purchaser has been duly authorized by proper corporate action. This Agreement constitutes the Purchaser's legal, valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. On the Closing Date, Purchaser will have all necessary authority to consummate the transactions provided herein.

            5.2.3 Except for the Bankruptcy Court's entry of the Sale Order, no consent, authorization, order or approval of or filing or registration with, any governmental authority or persons required for the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby.

            5.2.4 Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, will conflict or result in a breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws of Purchaser, or any agreement or instrument to which Purchaser is a party or any of its properties is subject or bound or any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or any arbitration award that is binding upon Purchaser.

            5.2.5. The Warrant and the Registration Rights Agreement constitute the legal, valid and binding obligation of the Purchaser. All corporate action on the part of the Purchaser, its directors and shareholders necessary for the authorization, execution and delivery of the Warrant and the Registration Rights Agreement has been or will have been taken prior to the Closing. The Purchaser has reserved for issuance a sufficient number of shares of its Common Stock for issuance upon the exercise of the Warrant and, upon the issuance of such shares of Common Stock in accordance with the terms of the Warrant, such shares will be duly authorized, validly issued, fully paid and non-assessable.

            5.2.6. PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 5.1, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE ASSETS INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE ASSETS OR WHICH IS THE SUBJECT OF ANY OTHER LEASE OR CONTRACT TO BE ASSUMED BY PURCHASER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OR OTHER MATTER RELATING TO THE PHYSICAL CONDITION OF ANY REAL PROPERTY OR IMPROVEMENTS WHICH ARE THE SUBJECT OF ANY REAL PROPERTY LEASE TO BE ASSUMED BY PURCHASER AT THE CLOSING, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE PROPERTY (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF PROPERTY, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED CONTRACT, THE TITLE OF THE ASSETS (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE ASSETS OR ANY PORTION THEREOF. WITHOUT IN ANY WAY LIMITING THE FOREGOING, SELLER HEREBY DISCLAIMS ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE ASSETS. PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER HAS CONDUCTED AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE ASSETS AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE ASSETS AS PURCHASER DEEMED NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH ITS ACQUISITION OF THE ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SECTION 5.1, PURCHASER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS. ACCORDINGLY, PURCHASER WILL ACCEPT THE ASSETS AT THE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS."

                                   ARTICLE VI

                        CONDITIONS TO OBLIGATION TO CLOSE

      6.1 Conditions to Obligation To Close.

            6.1.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            6.1.1.1 Approval by Bankruptcy Court. Entry of the Sale Order by the Bankruptcy Court.

            6.1.1.2 The representations and warranties of Seller set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date.

            6.1.1.3 Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

            6.1.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            6.1.2.1 The representations and warranties of Purchaser set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date;

            6.1.2.2 The Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

            6.1.2.3 The Bankruptcy Court shall have entered the Sale Order.

                                   ARTICLE VII

                              ADDITIONAL PROVISIONS

      7.1 Costs and Expenses. Each party to this Agreement agrees that it will bear their respective costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, in the event that the Purchaser should breach its obligations hereunder, it shall reimburse Laurus for all of its costs and expenses (including legal fees and expenses) incurred by Laurus in connection with this Agreement and the transactions contemplated hereby.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      8.1 Risk of Loss. The risk of loss prior to the Closing Date shall be with Seller.

      8.2 Severability and Operations of Law. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision is ineffective to the extent of such prohibition and/or is modified to conform with such laws, without invalidating the remaining provisions hereto; and any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

      8.3 Choice of Law. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Texas.

      8.4 Entire Agreement; Modification. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No modification, alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party to this Agreement.

      8.5 Survival and Binding Agreement. The terms and conditions hereof shall survive the Closing and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.7 Assignments. Neither party to this Agreement may assign any of its rights or delegate any of its responsibilities under this Agreement, except that Purchaser may assign this Agreement to any wholly owned subsidiary of Purchaser or to any person or entity that succeeds to all or substantially all of the business of Purchaser through a purchase of assets, merger or otherwise; provided that such Assignment by Purchaser shall not relieve it of any of its obligations hereunder; provided that such Assignment by Purchaser shall not relieve it of any of its obligations hereunder.

      8.8 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by personal delivery, by overnight carrier, or by facsimile transaction, as follows:

If to the Seller:                           Copy to:

Whitco Company, L.P.                        Eric A. Liepins
7700 Wyatt Drive                            12770 Coit Rd. Suite 1100
Ft. Worth, TX 76108                         Dallas TX 75251

If to the Purchaser:                        Copy to:

American Technologies Group, Inc.           Erickson & Sederstrom, P.C.
450 Las Olas Blvd, Suite 1100               10330 Regency Parkway, Dr.
Ft. Lauderdale, FL 33301                    Omaha, NE 68114
Fax No:                                     Fax No: 402.390.7130
Attn: William N. Plamondon III              Attn: Virgil K. Johnson, Esq.

if to Laurus;        Laurus Master Fund , Ltd.
                     825 Third Avenue, 14th Floor
                     New York, NY 10022
                     Attn: John Tucker, Esq.

with a copy to:      Cole, Schotz, Meisel, Forman & Leonard P.A.
                     Court Plaza North
                     25 Main Street
                     Hackensack, NJ 07602-0800
                     Facsimile No.:  (201) 489-1536
                     Attn: Stuart Komrower, Esq.
                           Marc P. Press, Esq.

      8.9 Termination. In addition to the rights of the parties to terminate this Agreement as set forth elsewhere herein, this Agreement may be terminated:

            8.10.1 At any time, by the mutual agreement of Seller and Purchaser.

            8.10.2 At any time by Purchaser if Seller is in breach of any of its representations, warranties or covenants set forth herein.

            8.10.3 At any time by Seller, if Purchaser is in breach of any of its representations, warranties or covenants set forth herein.

      No termination pursuant to Sections 8.10.2 shall relieve any breaching party of its obligations to the non-breaching party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the ________ day and year first above written.

WHITCO COMPANY, LP                          AMERICAN TECHNOLOGIES GROUP, INC.



-----------------------------               -------------------------------
By:                                         By:
Its:                                        Its:

LAURUS MASTER FUND, LTD.


-----------------------------
By:
Its:

Exhibit 1.2.1

Assumed Contracts

1.    BMF, LLC - Attached - Cure Amount: None
      121 Interpark Blvd, Suite 215
      San Antonio, TX 78216

2.    Pitney Bowes Credit Corporation - attached - Cure
      Amount: $506.41
      PO Box 856460
      Louisville, KY 40285-6460

3.    NEC Financial Services - attached - Cure Amount:
      $901.38 300 Frank W. Burr Blvd.
      Teaneck, NJ 07666

4. Administaff - attached - Settled by motion at hearing contract to be terminated April 30. Cure amount settled by motion

      19001 Crescent Springs Drive
      Kingwood, Texas 77339-3802

5.    Labor Ready - attached - Cure Amount: None
      PO Box 676412
      Dallas, Texas 75267

6.    Day Brite Joint venture - Cure Amount: None
      DayBrite
      Attn: Clarke Penley
      776 South Green Street
      PO Box 1687
      Tupelo, MS 38804

7.    Contracts in place to maintain corporate web identity -See#8

8. All rights and copyrights for the Whitco name as well as for American Sports Lighting on-line and web development for internet business: www.poleparts.com - Cure Amount $3,334.90

      Digital Kansas Interactive Media
      3805 Cherry Hills Drive
      Hutchinson, Kansas 67502

9.    Gas - Atmos Energy Cure Amount: $165.74
      PO Box 650654
      Dallas, Texas 75265

10.   Water - City of White Settlement - Cure Amount: $489.23
      214 Meadow Park Drive
      Fort Worth, Texas 76108

11.   Phone - SBC - Cure Amount: $418.47
      PO Box 630047
      Dallas, Texas 75263

12.   Phone - SBC Long Distance Cure Amount: $240.25
      PO Box 660688
      Dallas, Texas 75266

13.   Phone - SBC - Cure Amount: $1,567.53
      PO Box 650661
      Dallas, Texas 75265

14.   Phone - SBC - Cure Amount: $1562.84
      PO Box 930170
      Dallas, Texas 75393

15.   Cell - Cingular - Cure Amount: $393.25
      PO Box 650553
      Dallas Texas 75265

16.   Electricity - TXU Energy - Cure Amount: $6,890.10 PO Box
      100001
      Dallas, Texas 75310

17.   Ferguson Production, Inc. - Cure Amount: $13,908.11
      2130 Industrial Drive
      McPherson, Kansas 67460

Total: $30,378.21

Exhibit 2.2

                          ALLOCATION OF PURCHASE PRICE

Description                                         Percentage of Purchase Price
-----------                                         ----------------------------

Goodwill                                                          5%

Tangible Assets - Equipment, Tools & Inventory                   95%

Exhibit 5.1.5

                                     CLAIMS

Exhibit 5.1.6

                              FINANCIAL STATEMENTS


                                       21